Exhibit 99.1

Metagenomi Reports Business Updates and Third Quarter 2024 Financial Results

Initiating IND-enabling activities for MGX-001 development candidate (DC) in hemophilia A; Achieved durable Factor VIII activity levels over twelve months in nonhuman primate (NHP) study

On track for one to two DC nominations in 2025 from wave 1 Ionis collaboration programs focusing on cardiometabolic indications

Novel adenine base editor (ABE) and ultra small SMART editing platform demonstrated highly efficient and precise editing and wide targetability

Well capitalized with $274.6 million in cash, cash equivalents and available-for-sale marketable securities at the end of Q3 2024; cash runway anticipated to support operating plans into 2027

EMERYVILLE, Calif., November 13, 2024 -- Metagenomi, Inc. (Nasdaq: MGX) (Metagenomi), a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary gene editing toolbox, today provided a business update and reported third quarter 2024 financial results.

“Our strong pace of innovation and execution continued in the third quarter, highlighted by the nomination of our first DC, MGX-001, intended as a one-time curative gene editing therapeutic for both adults and children with hemophilia A,” said Brian C. Thomas, PhD, CEO and founder of Metagenomi. “Supporting this DC nomination, we achieved successful proof-of-concept in NHPs, demonstrating site specific integration and durable Factor VIII activity levels through 12 months. This preclinical study provided an important validation of our gene editing platform, supporting our potential to overcome a key limitation of gene therapies that have struggled to achieve long term persistence of Factor VIII expression in patients. Pre-clinical data from our hemophilia A program has been accepted for oral presentation at the American Society of Hematology meeting in December and we remain on track to file an IND for MGX-001 in 2026.”

“Metagenomi’s collaboration with Ionis is progressing, with one to two planned DC nominations in 2025, focused on cardiometabolic development programs, where gene editing could represent a transformative option for patients. Our gene editing toolbox continues to differentiate on multiple fronts. We recently unveiled our novel ABE platform which we believe has superior targetability, precision and efficiency. Additionally, our ultra small SMART editing systems showed compatibility with single-AAV delivery, potentially unlocking novel in vivo extrahepatic therapeutic development opportunities in the neuromuscular space.”

Third Quarter 2024 Business Updates

Therapeutic Pipeline Updates

•
Metagenomi continues to advance its wholly-owned lead program in hemophilia A, designed as a one-time curative treatment for both adults and children.

o
Preclinical data utilizing a cynomolgus Factor VIII (FVIII) construct showed site-specific integration and durable FVIII activity levels in NHPs over 12 months and the study remains ongoing.
o
Updated preclinical data has been accepted for an oral presentation at the American Society of Hematology (ASH) 66th Annual Meeting and Exposition in San Diego in December.
o
The company initiated manufacturing activities to support IND enabling studies, and MGX-001 remains on track for an IND filing in 2026.

•
Building on the hemophilia A program, the company is advancing additional wholly-owned therapeutic candidates targeting secreted protein disorders, leveraging the MGX-001 editing system with the goal of achieving targeted and durable gene expression.

•
All four therapeutic targets in the first wave of the company’s collaboration with Ionis are advancing in lead optimization.
o
In vivo rodent proof-of-concept was achieved in all four wave 1 genetic targets, including transthyretin (TTR) for transthyretin amyloidosis and angiotensinogen (AGT) for refractory hypertension as well as two undisclosed programs in significant cardiometabolic indications.
o
The company remains on track to nominate one to two development candidates in 2025.

Technology Platform Updates

•
Using PAM interacting domain engineering, Metagenomi’s ABE platform is able to target over 95% of the human genome's base pairs, a significantly wider range of sites than first-generation SpCas9 base editors. The ABE achieved over 95% triplex protein knockdown at key gene targets in primary T cells. Genome-wide analyses confirmed no detectable translocations and no changes in stress-related gene expression post-editing.

•
The company’s SMART platform includes genome editing systems that are small enough to be packaged into single AAV vectors even when additional effector domains are included for base editing. The company demonstrated 50-fold optimization of an ultra small base editing system using its proprietary metagenomics database and AI tools, potentially allowing for therapeutic levels of editing at targets in the neuromuscular space.

Upcoming Events

Metagenomi plans to participate in the following investor conferences during the fourth quarter of 2024:

•
Jefferies London Healthcare Conference

Corporate presentation on Thursday, November 21, 2024 at 1:30pm GMT

A live webcast and replay will be available in the investor section of the company's website at https://ir.metagenomi.co/

•
Piper Sandler 36th Annual Healthcare Conference, NYC

Tuesday, December 3, 2024

1x1 investor meetings only

Metagenomi plans to participate in the following scientific conferences during the fourth quarter of 2024:

•
ASH 66th Annual Meeting and Exposition in San Diego

Oral presentation “Site-Specific Insertion of Factor VIII Gene Results in Durable Factor VIII Expression in Nonhuman Primates”

Monday, December 9, 2024, 5:30pm PT

•
Nature conferences: RNA at the Bench and Bedside IV, The Salk Institute

La Jolla December 11, 3:05pm PT

Third Quarter 2024 Financial Results

Cash Position: Cash, cash equivalents, and available-for-sale marketable securities were $274.6 million as of September 30, 2024.

R&D Expenses: Research and development (R&D) expenses were $26.3 million for the three months ended September 30, 2024, compared to $26.8 million for the three months ended September 30, 2023.

G&A Expenses: General and administrative (G&A) expenses were $7.6 million for the three months ended September 30, 2024, compared to $7.9 million for the three months ended September 30, 2023.

About Hemophilia A

Hemophilia A is the most common X-linked inherited bleeding disorder, caused by a large variety of mutations in the FVIII gene leading to a loss of functional FVIII protein. Intracranial bleeding is of greatest concern as this can lead to major morbidity and mortality. Bleeding into joints leads to cumulative joint damage and is a major cause of morbidity. Diagnosis of severe disease typically occurs in infancy due to exaggerated bleeding in response to minor injury or routine medical procedures. Prevalence is estimated to be up to 26,500 patients in the US and more than 500,000 patients globally according to the World Federation of Hemophilia, with the vast majority of patients being male.

About Metagenomi

Metagenomi is a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary, comprehensive metagenomics-derived toolbox. Metagenomi is harnessing the power of metagenomics, the study of genetic material recovered from the natural environment, to unlock four billion years of microbial evolution to discover and develop a suite of novel editing tools capable of correcting any type of genetic mutation found anywhere in the genome. Its comprehensive genome editing toolbox includes programmable nucleases, base editors, and RNA and DNA-mediated integration systems (including prime editing systems and clustered regularly interspaced short palindromic repeat associated transposases). Metagenomi believes its diverse and modular toolbox positions the company to access the entire genome and select the optimal tool to unlock the full potential of genome editing for patients. For more information, please visit https://metagenomi.co.

Metagenomi intends to use the Investor Relations section of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Metagenomi’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing of and our ability to conduct IND-enabling studies and make regulatory filings such as INDs, statements concerning the potential of therapies and product candidates, including our development candidate, MGX-001, statements concerning the timing of data presentations and publications, statements regarding our cash runway and any other statements that are not historical facts. Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; risk related to our ability to attract, integrate and retain key personnel; risks related to the early stage of product candidates under development; risks related to our need for substantial additional funding; risk related to our estimates of our cash runway, including that our assumptions underlying our cash runway may be incorrect; risks related to regulatory matters; risks related to patent and intellectual property matters; risks related to the competitive nature of our industry; as well as other risks described in “Risk Factors,” in our most recent Form 10-K and our most recent 10-Qs on file with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contact:

Simon Harnest - CIO, SVP Investor Relations

simon@metagenomi.co

Media Contact:

Ashlye Hodge - Communications Manager

ashlye@metagenomi.co

Condensed Financial Statements

Condensed Consolidated Balance Sheet Data

(Unaudited)

	September 30,	December 31,
(in thousands)	2024	2023
Cash, cash equivalents and available-for-sale marketable securities	$274,587	$271,182
Total assets	$358,348	$364,842
Total liabilities	$102,575	$149,668
Redeemable convertible preferred stock	$—	$350,758
Total stockholders’ equity (deficit)	$255,773	$(135,584)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$358,348	$364,842

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Collaboration revenue	$11,514	$12,363	$42,681	$32,357
Operating expenses:
Research and development	26,256	26,837	86,015	69,648
General and administrative	7,641	7,921	24,944	21,005
Total operating expenses	33,897	34,758	110,959	90,653
Loss from operations	(22,383)	(22,395)	(68,278)	(58,296)
Other income (expense):
Interest income	3,616	3,866	11,526	11,836
Change in fair value of long-term investments	(2,055)	—	(2,055)	2,870
Other expense, net	(57)	(85)	(158)	(70)
Total other income, net	1,504	3,781	9,313	14,636
Net loss before benefit (provision) for income taxes	(20,879)	(18,614)	(58,965)	(43,660)
Benefit (provision) for income taxes	2,106	(1,206)	4,305	(5,301)
Net loss	$(18,773)	$(19,820)	$(54,660)	$(48,961)
Net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(5.82)	$(1.73)	$(14.38)
Weighted average common shares outstanding, basic and diluted	36,766,309	3,404,585	31,601,825	3,404,585